UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2019

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	NVTR	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 2.05          Costs Associated with Exit or Disposal Activities.

On August 29, 2019, Nuvectra Corporation (the “Company”) announced that it is implementing a reduction in force plan that is expected to result in the termination of approximately 20% to 25% of the Company’s employees during the third quarter of 2019. The reduction in force is being implemented following the Company’s identification of potential synergies and cost-saving opportunities. As a result of the reduction in force, the Company expects to generate pre-tax operating expense savings of approximately $1.2 million, net, in 2019 and approximately $5.8 million on an annualized basis in 2020 and beyond. The Company expects to incur non-recurring restructuring charges of approximately $0.6 million on a pre-tax basis for severance payments and other termination costs.

Item 8.01          Other Events.

On August 26, 2019, the Company issued a press release announcing that the Company is exploring potential strategic alternatives to enhance shareholder value. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.        Description

99.1                    Press Release, dated August 26, 2019.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of the Company’s control. The Company’s performance may differ materially from those indicated in the forward-looking statements, and you should not rely on any of these forward-looking statements. Any forward-looking statement made by the Company is based only on information currently available to the Company and speaks only as of the date on which it is made.  Forward-looking statements contained in this Current Report on Form 8-K include statements relating to the Company’s exploration of strategic alternatives and any potential results thereof. Please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s other quarterly and periodic filings for a description of these and other risks and uncertainties. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVECTRA CORPORATION

Date: August 29, 2019	/s/ Jennifer J. Kosharek
Jennifer J. Kosharek
Interim Chief Financial Officer